ADVANCED AERODYNAMICS & STRUCTURES, INC.
                        (A Development Stage Enterprise)

                Statement Re: Computation of Per Share Earnings



                                     For the               For the
                                Three Months Ended    Three Months Ended
                                  March 31, 1996        March 31, 1977
                                ------------------   ------------------
Net loss                           $  341,000)          $ (519,000)
                                   ------------          ---------

Weighted average number
  of Class B Common Stock
   shares outstanding               2,000,000            2,000,000

Common stock equivalents
   from the issuance of
   Bridge Warrants computed
   using the treasury stock
   method                           1,400,000

Weighted average number of
   Class A Common Stock
   shares outstanding                                    6,900,000
                                   ------------          ---------
                                    3,400,000            8,900,000
                                   ------------          ---------

Net loss per share                      ($.10)               ($.06)
                                   ------------          ---------